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                                                                  Exhibit 10.7

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made as of August 8, 1996 by and between MicroTune, Inc. ("MicroTune"), a Texas corporation, and John P. Norsworthy ("Employee").


The parties hereby agree as follows:

1.   Employment
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     (a)  MicroTune agrees to continue the employment of Employee after the formation of the company, and Employee agrees to perform such reasonable responsibilities and duties as may be required of him in an executive capacity. Employee will have the title of Founder and Chief Technical Officer, will report to the President and CEO, and as long as employed will be elected to the Board of Directors. Employee agrees not to terminate Employee's employment for 3 years, except for "Certain Reasons" (as defined below).

     (b) The MicroTune Board may terminate Employee's employment at any time, by giving Employee thirty (30) days' advance notice in writing. However, if the MicroTune Board terminates Employee's employment without Cause (as defined below) within five years after the date of the formation of the company, MicroTune shall pay Employee severance benefits as set forth in Section 5.

     (c) For a Change in Control of the company that results in Termination of Employee as defined in Section 6, MicroTune shall pay Employee severance benefits as set forth in Section 6.

2.   Compensation
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     (a)  Employee's initial base annual salary after the formation of the company shall be $150,000 per annum. Employee's base salary will be reviewed annually by the compensation committee of the Board of Directors.

     (b) Employee will participate in an Executive Variable Compensation Program, to be determined by the MicroTune Board of Directors, at the highest category available of those employees reporting to the President and CEO.

3.   Covenant Not to Compete or Solicit
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     (a)  Non-Competition. Employee agrees that until the earlier to occur of
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          (i) five (5) years from the formation of the company, (ii) the termination by MicroTune of Employee's employment other than for Cause, or (iii) the resignation by Employee of his employment with MicroTune for Certain Reasons, he will not directly or indirectly
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          engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or (to Employee's knowledge, after due inquiry) intends to engage in a "Restricted Business" (as defined below).

     Ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Employee, shall not constitute a violation of this provision.

     (b)  Non-Solicitation. For a period of five (5) years from the formation of
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          the company, Employee shall not

          (i) solicit, encourage, or take any other action which is intended to induce any other employee of MicroTune to terminate his employment with MicroTune, or

          (ii) interfere in any manner with the contractual or employment relationship between MicroTune and any such employee of MicroTune.

     The foregoing shall not prohibit any entity with which the Employee may be affiliated from hiring a former employee of MicroTune.

     (c)  World-wide. The parties acknowledge that the market for television
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          tuner products is world-wide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to MicroTune all possible benefits, the parties agree that the provisions of this Section 3 shall apply to each of the states and counties of the United States, and to each nation worldwide.

     (d)  Severability.  The parties intend that the covenants contained in the
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          preceding paragraphs shall be construed as a series of separate covenants, one for each state of the Union, and each nation. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in proceeding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 3 should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.
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4.   Certain Definitions.  For the purposes of this Agreement, the following
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     terms have the meanings set forth below.

     (a)  "Cause". For the purposes of this Agreement, MicroTune shall have
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          "Cause" to terminate employment if employee is determined by a court of law or pursuant to arbitration to have committed a willful act of embezzlement, fraud or dishonesty which resulted in material loss, material damage or material injury to MicroTune. In such an event, at the election of MicroTune, employee shall have no rights under this Agreement other than payment of compensation and reimbursement of business expenses through the date of termination.

     (b)  "Certain Reasons" shall mean (A) a reduction in cash compensation
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          (exclusive of bonuses) or a material reduction in benefits, except as part of a salary or benefit reduction program by MicroTune that is applicable generally to all executives, (B) a material demotion in responsibilities or duties, (C)relocation of Employee's workplace to any place more than fifty miles from Dallas, Texas or (D) a material breach by MicroTune of this agreement or any other material agreement between MicroTune and Employee..

     (c)  "Disability" means that Employee is unable by reason of accident or
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          illness (including mental illness) to perform the material duties of his regular position with MicroTune, and is not expected to recover from such disability within a reasonable period of time. If at any time Employee or MicroTune claims that Employee is disabled, a physician acceptable to both MicroTune and Employee (which acceptance will not be unreasonably withheld) will be appointed by MicroTune to examine Employee. Employee will cooperate fully with the physician. If the physician determines that Employee is disabled, the physician will certify to MicroTune that Employee is disabled. The physician's determination will be conclusive. MicroTune will pay the physician's fee.

     (d)  "Restricted Business" shall mean any business that is engaged in or
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          (to Employee's knowledge, after due inquiry) preparing to engage in the design, manufacture, marketing, sale or distribution of semiconductors which provide the function of a television tuner or compete with Radio Frequency products under development by MicroTune at the time of this Agreement or during Employee's tenure as an executive of MicroTune.

     (e)  "Change of Control". For purposes of this Agreement, a "Change of
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          Control" shall mean a change of control of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of
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          MicroTune representing more than 35% of the combined voting power of
          MicroTune's then outstanding securities.

          Notwithstanding the foregoing definition, "Change of Control" for purposes of this Agreement, shall exclude the acquisition of securities representing more than 35% of the combined voting power of MicroTune by any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of MicroTune under an employee benefit plan now or hereafter established by MicroTune. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act, and related case law.

     (f)  "Base Compensation" means Employee's rate of annual salary, as in
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          effect for the twelve-month period ending on the date six months prior to any Change of Control or on the Date of Termination, whichever is higher. Base Compensation does not include elements such as bonuses, reimbursement of interest paid on guaranteed loans, auto allowances, nor any income from equity based compensation, such as may result from the exercise of stock options or stock appreciation rights, or the receipt of restricted stock awards or the lapse of the restrictions on such awards. If Employee is employed by MicroTune and/or any of its subsidiaries for less than one full calendar year immediately preceding the Change of Control, Employee's "highest annual bonus" will be determined by annualizing the bonus earned during employee's period of employment.

     (g)  "Constructive Termination". For purposes of this Agreement,
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          "Constructive Termination" shall mean a resignation by the Employee due to any diminution or adverse change in the circumstances of employment as determined in good faith by Employee, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment.

     (h)  Notice of Termination. Any termination of employment by MicroTune or
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          by Employee for any reason whatsoever during the term of this
          Agreement shall be communicated by written notice of termination to the other party hereto ("Notice of Termination").

     (i)  Date of Termination. "Date of Termination" shall mean a date which is
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          (1) within two years after a Change of Control and is the date specified in the Notice of Termination, if employment is terminated by Employee during the term hereof; or (2) the date on which a Notice of Termination is given, if employment is terminated for any other reason.

5.   Severance Benefits for Termination resulting from other than a Change of
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     Control. If, during the first three years after the formation of the
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     company, Employee's employment is terminated by the MicroTune Board other than for Cause, or if Employee terminates his employment for Certain Reasons, then Employee shall be paid his then current Base Compensation and the highest annual bonus paid to Employee during the prior 3 years for each of the two years following Date of Termination as severance benefits. If, during the
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     fourth or fifth year after the formation of the company, Employee's employment is terminated by MicroTune other than for Cause, or if Employee terminates his employment for Certain Reasons, then Employee shall be paid his then current Base Compensation and the highest annual bonus paid to Employee during the prior 3 years until one year following Date of Termination as severance benefits. During the salary continuation period, options granted to Employee under the MicroTune Stock Option Plan, if any, will continue to vest, and MicroTune will continue to provide whatever medical, dental, disability, life or insurance benefits were in effect at the time of termination. Any repurchase rights held by MicroTune on options exercised or stock owned by the Employee will be canceled on the Date of Termination. No severance benefits shall be paid if Employee's employment is terminated by MicroTune for Cause or by Employee without Certain Reasons.

6.   Termination of Employment Following Change of Control. If any of the events
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     described in Section 4(e) constituting a Change of Control shall have occurred, employee shall be entitled to the benefits provided in Section 6 hereof upon the actual termination by MicroTune or "Constructive Termination" of employment within two years after such Change of Control, unless such termination is by MicroTune for Cause.

     MicroTune shall provide to employee as soon as practicable, but not more than ten business days following the Date of Termination subsequent to a Change of Control of MicroTune, each of the following benefits:

     (a)  Severance Benefits. MicroTune shall pay Employee a lump sum severance
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          benefit which shall equal two times the sum of (A) Employee Base
          Compensation, plus (B) the highest annual bonus paid to Employee during the last three full calendar years immediately prior to the Change of Control.

     (b)  Equity Compensation. All unvested stock options, stock appreciation
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          rights and restricted stock awards held by Employee on the Date of
          Termination shall be deemed fully vested and exercisable on such Date of Termination, provided, that if any option, right or award would, as a result of such early exercisability no longer qualify for exemption under Section 16 of the Exchange Act, then such option, right or award shall be fully vested but shall not become exercisable until the earliest date on which it could become exercisable and also qualify for exemption from Section 16 of the Exchange Act. All vested options held by Employee, including those deemed fully vested as of the Date of Termination shall become automatically exercisable for a period of one (1) year from the Date of Termination; provided, however, in no event shall any option remain exercisable beyond the maximum period allowed therefor in the stock option plan under which it was granted. Any repurchase rights held by MicroTune on stock owned or options exercised by the Employee will be canceled on the Date of Termination. This agreement shall serve as an amendment to all of Employee's outstanding stock options, restricted stock awards, repurchase rights, and stock appreciation rights as of the Date of Termination.
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     (c)  Accrued Bonus. MicroTune shall pay Employee an amount equal to the pro
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          rata amount of the annual bonus accrued under MicroTune's Executive
          Bonus Plan for the portion of the year prior to the Date of Termination.

     (d)  Other Benefits. MicroTune shall provide to Employee for a period of
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          twelve (12) months following the Date of Termination, health and welfare benefits, at least comparable to those benefits in effect on the Date of Termination, including but not limited to medical, dental, disability, dependent care, and life insurance coverage. At MicroTune's election, health benefits may be provided by reimbursing Employee for the cost of converting a group policy to individual coverage, or for the cost of extended COBRA coverage. MicroTune shall also pay to Employee an amount calculated to pay any income taxes due as a result of the payment by MicroTune on Employee's behalf for such health benefits. Such tax payment shall be calculated to place Employee in the same after-tax position as if no such income taxes had been imposed.

     (e) Other Benefits Payable. The benefits described in subsections (a) through (d) above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to Employee following termination of employment, irrespective of whether Employee's termination was preceded by a Change of Control, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any employment agreement or any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.

     (f)  Indemnification. For at least six years following a Change of Control,
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          Employee shall continue to be indemnified under MicroTune's
          Certificate of Incorporation and Bylaws at least to the same extent as prior to the Change of Control, and Employee shall be covered by the directors' and officers' liability insurance, the fiduciary liability insurance and the professional liability insurance policies that are the same as, or provide coverage at least equivalent to, those MicroTune carried prior to the Change of Control.

7.   Payment Obligations Absolute.  MicroTune's obligation to pay the benefits
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     described herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which MicroTune or any of its subsidiaries may have against Employee or anyone else. In the event of any dispute concerning Employee's right to payment, MicroTune shall nevertheless continue to pay to Employee the Base Compensation until the dispute is resolved. Any such amounts paid following Employee's termination of employment shall be credited against the amounts otherwise due to Employee under this agreement or, in the event MicroTune prevails, shall be repaid to MicroTune.

8.   Legal Fees.  MicroTune shall also pay forthwith upon written demand from
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     Employee all legal fees and expenses reasonably incurred by Employee in seeking to obtain or enforce any
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     right or benefit provided by this Agreement. In the event Employee does not prevail in any ensuing arbitration or litigation, MicroTune shall absorb its own costs, expenses, and attorney's fees, and Employee shall reimburse MicroTune for one-half of Employee's costs, expenses, and attorney's fees.

9.   Successors; Binding Agreement.
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     MicroTune will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of MicroTune, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that MicroTune would be required to perform it if no such succession had taken place. Failure of MicroTune to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from MicroTune in the same amount and on the same terms as Employee would be entitled hereunder if MicroTune had terminated Employee's employment without Cause after a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "MicroTune" shall mean MicroTune as hereinabove defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

10.  Miscellaneous.
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     (a)  Notices. Any notice, report or other communication required or
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          permitted to be given hereunder shall be in writing to both parties and shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

          (i) If to Employee, at the address set forth below Employee's signature at the end hereof.

          (ii) If to MicroTune:

               MicroTune
               5068 West Plano Parkway, 3/rd/ Floor
               Plano, Texas 75093
               Attention: Board of Directors, Compensation Committee

               or to such other address as any party hereto may designated by notice given as herein provided.

     (b)  Governing Law.  This Agreement shall be governed by and construed and
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          enforced in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of Texas.
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     (c)  Amendments. This Agreement shall not be changed or modified in whole
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          or in part except by an instrument in writing signed by each party.

     (d)  Attorneys' Fees. In the event of any legal action or proceeding to
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          enforce or interpret the provisions hereof, the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     (e)  Counterparts. This Agreement may be executed in several counterparts,
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          each of which shall be an original, but all of which together shall constitute one and the same agreement.

     (f)  Effect of Headings. The section headings herein are for convenience
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          only and shall not affect the construction or interpretation of this
          Agreement.

11.  Conflicting Terms.  In the event that words or terms of this Employment
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     Agreement conflict with the words or terms of any other agreement or contract, including but not limited to the Stock Option Plan, Notice of Grant, and Option Agreement, the interpretation of this Employment Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    MICROTUNE, INC.

                                    By: /s/ Douglas J. Bartek
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                                    EMPLOYEE

                                    /s/ John P. Norsworthy
                                    ---------------------------------
                                    John P. Norsworthy

                                    8 White Rock Trail
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                                    (Print Address)

                                    Lucas, TX  75002
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                                    214.930.8346
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                                    (Print Telephone Number)